UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2019 (June 18, 2019)

ACCELERIZE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

2601 Ocean Park Blvd., Suite 310 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

310-314-8804

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets

As previously disclosed, on May 15, 2019, Accelerize Inc. (the “Company”) entered into an asset purchase agreement with Emerging Growth LLC (the “Seller”), pursuant to which the Company will acquire certain assets from the Seller related to its sponsored content and marketing business (the “Purchase”). The closing of the Purchase occurred on June 20, 2019. On June 21, 2019, the Company filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission to disclose the closing of the Purchase. The Company indicated in the Form 8-K that it would file the financial statements relating to the Purchase, along with required pro-forma financial information, no later than 71 calendar days after the date on which the Form 8-K was required to be filed. This Amendment No. 1 to the Form 8-K is being filed to provide the required financial information.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

(1)

Audited financial statements relating to the Purchase for the years ended December 31, 2018 and 2017, including unaudited financial statements as of and for the three months ended March 31, 2019, filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b)	Pro Forma Financial Information

(1)

Unaudited pro forma financial information for the year ended December 31, 2018 and the three-month period ended March 31, 2019 giving effect to the Purchase, filed as Exhibit 99.2 hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: September 3, 2019